SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                 FORM 8-K-A
                               Amendment No. 1


                               CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

                         Date of Report:  May 22, 2002
                     (Date of earliest event reported)


                      Merge Technologies Incorporated
          (Exact name of registrant as specified in the charter)

	  Wisconsin	           0-29486	       39-1600938
(State or other jurisdiction (Commission File No.)   (IRS Employer
     of incorporation)                                   Id No.)

                           1126 South 70th Street
                      Milwaukee, Wisconsin  53214-3151
                  (Address of Principal Executive Offices)

                               (414) 977-4000
             (Registrant's telephone number including area code)

                                     N/A
           (Former name or former address, if changed since last report)

<PAGE i>

ITEM 7.	FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION

(a)	Financial Statements of Business Acquired


                        INDEPENDENT AUDITORS' REPORT



To The Board of Directors
Aurora Technology, Inc.
Minneapolis, Minnesota

	We have audited the accompanying balance sheets of Aurora Technology, Inc.,as of December 31, 2000 and 1999, and the related statements of operations and changes in accumulated deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

	We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

	In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aurora Technology, Inc. as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

	The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company incurred a net loss of approximately $432,000 and $581,000 for the years ending December 31, 2000 and 1999, respectively, and, as of December 31, 2000, had a working capital deficiency of approximately $782,000 and deficit in stockholders' equity of approximately $1,483,000. Management's plans with regard to these matters are described in Note 1 to the financial statements. Those conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Carver Moquist & Associates, LLC

CARVER MOQUIST & ASSOCIATES, LLC
Minneapolis, Minnesota
March 22, 2001




AURORA TECHNOLOGY,INC.

FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2000 AND 1999

<PAGE 1>

AURORA TECHNOLOGY, INC.


BALANCE SHEETS
December 31, 2000 and 1999

ASSETS
------

                                              2000               1999
                                              ----               ----

Current assets:
  Cash                                     $      -            $    4,008
    Accounts receivable, net of allowance
    for doubtful accounts of $22,500 and
    $0 in 2000 and 1999,respectively          110,323               9,069
  Inventories                                  85,201              50,675
  Due from factor                                 -                 1,322
  Prepaid expenses                              5,360               1,631
                                           ----------          ----------
        Total current assets                  200,884              66,705
                                           ----------          ----------

Property and equipment, at cost:
  Office equipment                            101,406              24,010
  Engineering equipment                        12,903              11,658
                                           ----------          ----------
                                              114,309              35,668
  Less accumulated depreciation               (24,224)            (16,717)
                                           ----------          ----------

        Net property and equipment             90,085              18,951
                                           ----------          ----------

Other assets:
  Software development costs, net of
    amortization of $24,070 and $8,023
    in 2000 and 1999, respectively             24,069              40,116
                                           ----------          ----------

        Total other assets                     24,069              40,116
                                           ----------          ----------

        Total assets                       $  315,038          $  125,772
                                           ==========          ==========


<PAGE 2>


LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
----------------------------------------------

					      2000               1999
                                              ----               ----

Current liabilities:
  Checks written in excess of bank
    balance                                $    1,978         $      -
  Convertible subordinated debentures
    - current portion                          10,000                -
  Accounts payable                            215,948             92,041
  Payroll taxes payable                         8,038              6,639
  Accrued interest                            190,729            103,884
  Accrued expenses                             36,750                -
  Notes payable                               134,000             88,000
  Notes payable - stockholders                385,264            284,764
  Loan from factor                                -                8,900
  Deferred revenue                                -               32,063
                                           ----------         ----------

        Total current liabilities             982,707            616,291
                                           ----------         ----------

Long-term debt:
  Notes payable - stockholders                100,000            100,000
  Note payable - Minnesota
    Technology, Inc.                          100,000            100,000
  Convertible subordinated debentures         625,000            360,000
                                           ----------         ----------

                                              825,000            560,000
Less: current maturities                      (10,000)               -
                                           ----------         ----------

        Long-term debt, net                   815,000            560,000
                                           ----------         ----------

        Total liabilities                   1,797,707          1,176,291
                                           ----------         ----------

Stockholders' equity (deficit):
  Common stock, $.01 par value;
    10,000,000 and 5,000,000 shares
    authorized in 2000 and 1999,
    2,278,338 shares issued and
    outstanding                                22,783             22,783
  Additional paid-in capital                  760,617            760,617
  Accumulated deficit                      (2,266,069)        (1,833,919)
                                           ----------         ----------

        Total stockholders' equity
          (deficit)                        (1,482,669)        (1,050,519)
                                           ----------         ----------

Total liabilities and
  stockholders' equity (deficit)           $  315,038         $  125,772
                                           ==========         ==========

                     See Notes to Financial Statements.

<PAGE 3>

AURORA TECHNOLOGY,INC.


STATEMENTS OF OPERATIONS AND CHANGES IN ACCUMULATED DEFICIT
Years Ended December 31, 2000 and 1999

                                              2000               1999
                                              ----               ----

Sales                                      $  572,753         $   72,850
Cost of goods sold                            272,871             78,816
                                           ----------         ----------

        Gross profit(loss)                    299,882             (5,966)
                                           ----------         ----------

Operating expenses:
  Engineering                                 223,862             61,230
  Sales and marketing                         153,429            131,273
  General and administrative                  249,979             78,089
                                           ----------         ----------

        Total operating expenses              627,270            270,592
                                           ----------         ----------

Loss from operations                         (327,388)          (276,558)
                                           ----------         ----------

Other expenses:
  Loss from impairment and abandonment
    of Sunrise System, including
    amortization of software
    development costs of $131,731
    in 1999                                       -             (239,417)
  Interest expense                           (104,762)           (65,337)
                                           ----------         ----------

        Total other expenses                 (104,762)          (304,754)
                                           ----------         ----------

Net loss                                     (432,150)          (581,312)

Accumulated deficit:
  Beginning of year                        (1,833,919)        (1,252,607)
                                           ----------         ----------

  End of year                             $(2,266,069)       $(1,833,919)


                     See Notes to Financial Statements.

<PAGE 4>

AURORA TECHNOLOGY,INC.


STATEMENTS OF CASH FLOWS
Years Ended December 31, 2000 and 1999


Increase (Decrease) in Cash

                                              2000               1999
                                              ----               ----

Cash flows from operating activities:
Net loss                                   $ (432,150)         $ (581,312)
  Adjustments to reconcile net loss
    to net cash used by operating
    activities:
      Loss on disposal of equipment               423               2,993
      Depreciation                              8,577               6,905
      Amortization                             16,047             141,775
     (Increase) decrease in assets:
        Accounts receivable, net             (101,254)              1,506
        Inventories                           (34,526)             60,476
        Prepaid expenses                       (3,729)              8,369
      Increase (decrease) in liabilities:
        Checks written in excess of
          bank balance                          1,978                (463)
        Accounts payable                      123,907              26,116
        Accrued liabilities                   124,994              59,976
        Deferred revenue                      (32,063)             32,063
                                           ----------          ----------
          Net cash flows used by
            operating activities             (327,796)           (241,596)
                                           ----------          ----------

Cash flows from investing activities:
  Purchases of equipment                      (80,134)             (9,377)
  Software and hardware development
    costs incurred                                -               (48,139)
                                           ----------          ----------

          Net cash flows used by
            investing activities              (80,134)            (57,516)
                                           ----------          ----------

Cash flows from financing activities:
  Due from factor                               1,322              (1,322)
  Advances from Minnesota
    Technology, Inc.                              -                30,000
  Proceeds from issuance of long-term
    debt                                      415,500             212,900
  Notes payable issued for business
    expenses                                      -                66,000
  Principal payments on notes payable         (12,900)             (4,458)
                                           ----------          ----------

         Net cash flows from
           financing activities               403,922             303,120
                                           ----------          ----------

  Net change in cash                           (4,008)              4,008

Cash, beginning of period                       4,008                 -
                                           ----------          ----------

Cash, end of period                        $      -            $    4,008
                                           ==========          ==========


                     See Notes to Financial Statements.

<PAGE 5>

AURORA TECHNOLOGY,INC.

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2000 AND 1999

1  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business
------------------

Aurora Technology, Inc. (the "Company") was incorporated in October 1994 under the laws of the State of Minnesota. The Company was formed to design, manufacture and sell medical electronic diagnostic and clinical workstations that locate, acquire, display and enhance radiological images from x-rays, computerized tomography scans, magnetic resonance imaging scans, ultrasound scans and other radiological modalities. The Company markets its products to hospitals and clinics throughout the world.

Summary of Significant Risks and Uncertainties, Going Concern Assessment
------------------------------------------------------------------------
and Concentrations
------------------

  Going Concern Uncertainty
  -------------------------

	Near the inception of the business, the Company acquired technology to build computerized filmless x-ray diagnostic medical workstations, and entered into an exclusive license from Laboratory Automation, Inc., an unrelated entity. The Company improved the design of the workstation to make it compatible with medical networks and other diagnostic equipment and named the system the Sunrise System.

	During 1999, the Company refocused its efforts to development of its next generation Windows-based product, the EOS System, which replaced the Sunrise System in early 1999. The Company also decided to focus on CRT and MRI applications and shift to targeting sales efforts on radiology and other medical clinics, in addition to hospitals. To help finance the EOS system development, the Company obtained a $100,000 loan from Minnesota Technology, Inc., an organization that promotes technological development in Minnesota. During 2000, the Company developed software that will provide physicians and other medical professionals with the ability to read and save radiology images over the Internet.

	The Company has incurred losses since inception aggregating approximately $2,260,000 and had a deficit in working capital of approximately $782,000 and a deficit in stockholders' equity of approximately $1,483,000 as of December 31, 2000. The Company's continued existence is dependent on raising additional equity or debt financing, as well as developing distribution channels for its products. The financial statements do not include any adjustments relating to the recoverability and classification of assets or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

  Use of Estimates
  ----------------

	The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates based on management's knowledge and experience, primarily related to collectibility of receivables, useful lives of property and equipment and intangible assets to determine depreciation and amortization, and recoverability of property and equipment and intangible assets. Actual results could differ from those estimates.

Financial Instruments
---------------------

The Company performs on-going credit evaluations of all customers to minimize the risk associated with trade accounts receivable. The Company does not require or obtain collateral from customers.

Revenue Recognition
-------------------

Revenues are recognized when a product is shipped and accepted by the customer. Obligations subsequent to delivery are not significant.

<PAGE 6>

1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Inventories
-----------

	Inventories are valued at the lower of cost or market using the first-in, first-out (FIFO) method.

Property and Equipment
----------------------

	Property and equipment is stated at cost. Maintenance and repairs are charged to operations. Depreciation expense is calculated using the straight-line method over the following estimated useful lives:

                                  Estimated Useful Life
                                  ---------------------

  Office equipment                          3 - 7 years
  Engineering equipment                        5 years

Cash Equivalents
----------------

	For purposes of the statement of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Software Development Costs and Research and Development Expense
---------------------------------------------------------------

	Costs incurred internally in creating computer software are charged to expense when incurred as research and development until technological feasibility has been established. Technological feasibility is established upon completion of a detail program design or, in its absence, completion of a working model. Thereafter, all software and hardware production costs are capitalized and subsequently reported at the lower of unamortized cost or net realizable value. Capitalized costs are amortized over the period that expected future revenues will be generated for each product, with minimum amortization over the product's estimated useful life. Total capitalized costs related to the EOS System were $48,000 in 1999, which are being amortized over an estimated useful life of 36 months. Research and development expense was $0 and $50,547 in 2000 and 1999, respectively.

Income Taxes
------------

	The Company has elected to be treated as an S-Corporation for income tax purposes. Therefore, revenues and expenses pass through to the stockholders for inclusion in their individual income tax returns. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

2	INVENTORIES

Inventories at December 31 consisted of the following:

                                              2000               1999
                                              ----               ----

  Raw materials                            $   25,941         $   15,305
  Work in process                                 -                5,122
  Finished goods                               59,260             30,248
                                           ----------         ----------
                                           $   85,201         $   50,675
                                           ==========         ==========


<PAGE 7>

SOFTWARE DEVELOPMENT COSTS

	Software development costs and amortization consisted of the following at December 31:

                                2000                        1999
                     -------------------------   -------------------------
                         Cost    Amortization         Cost    Amortization
                     -------------------------   -------------------------

Beginning of year    $   48,139   $    (8,023)   $   263,463	 $  131,732)
Capitalized during
  year                      -             -           48,139          -
Write-down of
  software develop-
  ment costs                -             -         (263,463)     263,463
Amortization expense        -         (16,047)           -       (139,754)
                     -------------------------   ------------------------

    End of year      $   48,139   $    (24,070)  $    48,139   $   (8,023)
                     =========================   ========================



	The software development costs related to the Sunrise System were expensed in 1999 since the system was abandoned and replaced with the Company's EOS System.

4	NOTES PAYABLE AND CREDIT CARD DEBT

Notes Payable
-------------

Notes payable consisted of the following at December 31:


                                              2000               1999
                                              ----               ----
Notes payable to individual with
  interest at 8.5% due on various
  dates through August 15, 2001.
  The notes are secured by all assets
  of the Company.                             100,000             50,000

Note payable to bank with interest at
  8.5% extended to April 1, 2001.  The
  note is secured by all property of
  the Company and guaranteed by a
  Stockholder of the Company.                  20,000             20,000

Note payable to vendor with interest at
  10% due October 31, 1999, unsecured.
  The Company is in default at December
  31, 2000.                                    14,000             14,000

Note payable to individual with
  interest at 10% due September 10,
  2000, unsecured.                                -                4,000
                                           ----------         ----------

        Total notes payable                $  134,000         $   88,000
                                           ==========         ==========


<PAGE 8>

4	NOTES PAYABLE AND CREDIT CARD DEBT (Continued)

Notes Payable - Stockholders
----------------------------

                                              2000               1999
                                              ----               ----


Due to stockholder, interest at 10.75%,
  due on demand, unsecured (no written
  debt agreement)                          $  278,000         $  200,000

Notes payable, interest at 8%, due on
  demand,unsecured.                             29,000            29,000

Notes payable, interest at 8%, due on
  demand,unsecured.                             14,764            14,764

Notes payable, interest at 8.5% due
  June 30, 2001, unsecured.                     63,500            41,000
                                           -----------        ----------

Total notes payable - stockholders         $   385,264        $  284,764
                                           ===========        ==========


Accrued Interest Payable - Stockholders
---------------------------------------

	Accrued interest to stockholders was $170,374 and $100,470 at December 31, 2000 and 1999, respectively.

Credit Card Debt
----------------

	Accounts payable at December 31, 2000 and 1999 included credit card debt of $23,321 and $21,224, respectively. The credit card debt is guaranteed by an officer of the Company and bears interest at 20%.

<PAGE 9>

5	LONG-TERM DEBT


Long-Term Debt Consisted of:

                                              2000               1999
                                              ----               ----

Notes payable, interest at 8%,
  originally due November 30, 2000,
  extended to November 30, 2002.  The
  notes are payable to trusts of which
  a Stockholder of the Company is
  trustee, and are unsecured.              $  100,000         $  100,000

Note Payable - Minnesota Technology, Inc.
  dated June 30, 1998, non-interest
  bearing, unsecured, payments equal to
  2% of the Company's gross annual sales
  during the most recent fiscal year and
  payable on a quarterly basis beginning
  in January 2002.                            100,000            100,000

Convertible Subordinated Debentures,
  interest at 8.5% payable semi-annually
  on March 1 and August 31, principal
  originally due August 31, 2001.  All
  but one debenture for $10,000 has
  been extended to December 31, 2003.
  The Company may prepay all or any part
  of the debentures at any time, or can
  elect to defer the payment of any
  interest due; however, additional
  interest at 8.5% will accrue on any
  deferred interest.  Series 1998
  debentures are convertible into
  common stock prior full repayment
  by the Company at the rate of one
  common share for each $.85 of
  principal and deferred interest
  converted, while Series 2000
  debentures convert at the rate of
  one common share for each $1.12
  of principal and deferred interest
  converted.  Subordinated to all
  other debt.

Series 1998 debentures payable
  - stockholders                              365,000             320,000
Series 1998 debentures payable
  - other individuals                         160,000              40,000
Series 2000 debentures payable
  - other individuals                         100,000                 -
                                           ----------          ----------
                                              825,000             560,000
        Less current maturities                10,000                 -
                                           ----------          ----------

          Long-term debt, net              $  815,000          $  560,000
                                           ==========          ==========


Five-year maturities of long-term debt are as follows:

2001                                  $   10,000
2002                                     133,000
2003                                     649,000
2004                                      33,000
2005                                         -
                                      ----------
                                      $  825,000
                                      ==========

<PAGE 10>

6	LEASE COMMITMENTS

The Company leases its office and warehouse facilities on a month-to-month basis. Rent expense was $4,880 and $10,460 in 2000 and 1999, respectively.

7	STOCK OPTIONS AND WARRANTS

Stock Warrants
--------------

The Company had the following stock warrants outstanding at December 31, 2000:

         Date          Expiration        Exercise        Number of
       Issued            Date            Price           Shares
     ----------       ----------        --------        ---------

     11/30/1996       11/29/2001          $.75           100,000
       1/1/1998       12/30/2003          $.75            66,668
     11/23/1999       11/23/2004          $.50            50,000
     12/15/1999       12/23/2004          $.50            50,000
     12/31/1999       12/31/2004          $.50            82,000
      1/15/2000        1/15/2005          $.50            15,000
      1/17/2000        1/17/2005          $.50            80,000
      2/15/2000        2/15/2005          $.50            50,000



All warrants are fully vested as of December 31, 2000 and 1999.

Stock Option Plans
------------------

	The Company adopted stock option plans in 1996, 1998 and 2000 which provide qualified and non-qualified stock options for key employees and associates. The plans allow for the issuance of options on stock appreciation rights for up to 1,900,000 shares of the Company's common stock. The exercise price of options under the plans is the fair market value at the grant date, as determined by management of the Company. These options expire during 2001, 2003, 2004 and 2005. The Company has not recorded any compensation costs associated with the options granted because it estimates the fair value of the options to be nominal.

<PAGE 11>

7	STOCK OPTIONS AND WARRANTS (Continued)

Stock Option Plans (continued)
------------------

At December 31, 2000, the Company had the following options outstanding:

                                                                 Weighted
                                                                 Average
                                                                 Exercise
                     1996 Plan       1998 Plan      2000 Plan      Price
                   ------------    ------------   ------------  ----------

Options Available       450,000        450,000      1,000,000
Options
  outstanding and
  exercisable:
Beginning of year       330,500        424,500              -        $.69

Granted                 119,500         25,200      1,000,000         .31
Exercised                     -              -              -           -
Forfeited                     -              -              -           -
                   ------------   ------------    -----------   ----------
End of year             450,000        450,000      1,000,000         $.49
                   ============   ============    ===========   ==========

Exercise Price     $.25 to $.75   $.85 to $.94    $.85 to $.94
                   ============   ============    ============


Additional information regarding options outstanding as of December 31, 2000 are as follows:

                             Weighted   Weighted                 Weighted
    Range of                 Average    Average                  Average
    Exercise     Number of  Exercise   Remaining    Number      Exercise
     Price        Options    Price       Life     Exercisable     Price
  ------------------------------------------------------------------------

  $.25 to $.75     330,500      $.59         .73     350,000          $.59
  $.85 to $.94   1,569,500      $.46        4.14   1,469,500          $.48



8	STOCKHOLDER AGREEMENT

	The stockholders of the Company have agreed to be bound by the terms of a stockholder agreement (the Agreement). The Agreement stipulates that all shares of stock may not be sold, assigned, transferred, encumbered or otherwise disposed of except in accordance with the Agreement, or with the prior written consent of all other stockholders. In the event of death of a stockholder, voluntary transfer, or involuntary transfer, the Company has the right to purchase the shares at the current fair market value as determined by management of the Company. The purchasing company or stockholder may defer up to 75% of the purchase price if at least 25% of the purchase price is paid in cash. The remaining unpaid portion could then be satisfied by issuance of a promissory note.

	The Agreement also identifies specific rights of the Stockholders and other matters such as the Company's intent to take actions to maintain its election to be treated as an S- Corporation.

<PAGE 12>

9	LICENSE AGREEMENT

The Company is a non-exclusive license holder of certain patents, copyrights, proprietary information and intellectual property owned by Laboratory Automation, Inc. (LAI) as evidenced by a license agreement dated July 27, 1998. Under terms of the license agreement, as amended, the Company is obligated to pay royalties on future product sales. The royalties are $2,750 on the sale of a six monitor Sunrise workstation. The royalty is computed based on specific amounts per workstation sold which incorporate components designed or created by LAI.

	Royalty payments specified by the license agreement continue until the earlier of the expiration date of the agreement, January 26, 2003, or upon payment by the Company of aggregate royalties of $1,000,000.

	In connection with the Company's abandonment of the Sunrise System in early 1999, prepaid royalty expenses of $9,382 were expensed during 1999.

	Management is in the process of negotiating with LAI for a release from the license agreement since the Sunrise System has been abandoned and the new EOS System is substantially different than the patents, copyrights, proprietary information and intellectual property licensed from LAI. The Company may be required to pay LAI additional compensation to terminate the license agreement and assure that the Sunrise System is not subject to the royalty provisions of the agreement. As of December 31, 2000, there has been no expense or accrued liability recorded for the additional payments, if any, that will be made to LAI since the outcome of this matter is not determinable and cannot be estimated.

10	MANAGEMENT AGREEMENT

	In November of 2000, the Company hired a consultant to provide management consulting services. For the services provided, the consultant receives a set monthly fee and was granted 200,000 options at an exercise price of $.85 to purchase the Company's common stock. The agreement also calls for incentives to be paid to the consultant if the Company achieves certain financial goals. The consultant was elected during the last shareholder meeting to serve on the board of directors of the Company.

	On April 9, 2001, this contract was terminated.

11	ADVERTISING

	Advertising expenses in 2000 and 1999 were $8,438 and $14,237, respectively.

12	SUPPLEMENT CASH FLOW INFORMATION

	The Company paid $17,917 and $8,654 in interest during 2000 and 1999, respectively.

Nonmonetary transactions:
-------------------------

	In 1999, the Company issued notes payable of $66,000 as reimbursement for business expenses.

13	RECLASSIFICATIONS

	Certain reclassifications were made to the 1999 presentation to conform to the 2000 presentation, which had no effect on the 1999 net loss as originally reported.

<PAGE 13>

14	SUBSEQUENT EVENTS

	In May of 2001, the Company hired a Consultant to help raise funds and provide management and consulting services for the Company. The agreement is for one year and will automatically renew for a successive twelve-month term unless written notice is given thirty days before the next expiration date. The Consultant will assume the role of Chief Executive Officer. For the services provided, the Consultant will receive a monthly fee and options to purchase a total of 275,000 shares of the Company's common stock. The options will be issued out of the 2001 Stock Option Plan. The 2001 Stock Option Plan has not yet been voted on by the shareholders of the Company thus no options can be issued at this time. Either party can terminate this agreement by giving the other party a 30-day notice.

<PAGE 14>

INDEPENDENT AUDITORS' REPORT ON SUPPLEMENTAL INFORMATION


To The Board of Directors
Aurora Technology, Inc.
Minneapolis, Minnesota

Our report on our audits of the basic financial statements of Aurora Technology, Inc. for the years ended December 31, 2000 and 1999 appears on Page 1. Those audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental information presented on Pages 16 and 17 is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.






CARVER MOQUIST & ASSOCIATES, LLC
Minneapolis, Minnesota
March 22, 2001

<PAGE 15>

AURORA TECHNOLOGY, INC.

SCHEDULES OF COST OF GOODS SOLD AND OPERATING EXPENSES
Years Ended December 31, 2000 and 1999

                                               2000                1999
                                               ----                ----

Cost of goods sold:
  Materials cost                           $  228,702          $   31,381
  Salaries and wages                           30,762              24,740
  Freight costs                                 7,643               8,866
  Rent                                            -                 6,000
  Maintenance and repairs                       1,855               2,801
  Contracted services                             -                 1,950
  Payroll taxes                                 2,151               1,760
  Supplies                                      1,758                 700
  Royalties                                       -                   618
                                           ----------          ----------
                                           $  272,871          $   78,816
                                           ==========          ==========

Engineering:
  Salaries and wages                       $  135,000          $   39,194
  Payroll taxes                                10,555               3,082
  Travel                                       22,454               4,416
  Engineering consulting                       32,509               3,855
  Depreciation                                  2,452                 -
  Repairs and maintenance                         490                 -
  Amortization - software
    development costs                          16,047               8,023
  Telephone                                       119               1,730
  Supplies                                      2,791                 537
  Other                                         1,445                 393
                                           ----------          ----------
                                           $  223,862          $   61,230
                                           ==========          ==========

Sales and marketing:
  Salaries and wages                       $   52,000          $   37,917
  Travel and mileage                           33,111              37,365
  Trade show expense                           40,248              17,010
  Advertising and promotion                     8,438              14,237
  Consulting services                             -                12,445
  Supplies                                      5,132               3,558
  Payroll taxes                                 4,313               3,175
  Postage                                       1,497               2,915
  Telephone                                     5,383               1,672
  Depreciation                                  1,965                 -
  Other                                         1,342                 979
                                           ----------          ----------
                                           $  153,429          $  131,273
                                           ==========          ==========


        See Independent Auditors' Report on Supplement Information.

<PAGE 16>

AURORA TECHNOLOGY, INC.



SCHEDULES OF COST OF GOODS SOLD AND OPERATING EXPENSES
Years Ended December 31, 2000 and 1999

                                               2000                1999
                                               ----                ----

General and administrative:
  Salaries and wages                       $   27,500          $   24,740
  Bad debts                                    22,500                 -
  Consulting                                   98,742                 -
  Professional fees                            44,503              17,014
  Depreciation                                  4,160               6,905
  Telephone                                     7,637               6,692
  Supplies                                      5,621               4,546
  Rent                                          4,880               4,460
  Insurance                                     3,398               3,169
  Loss on disposal of equipment                   423               2,994
  Employee benefits                             2,674               2,137
  Payroll taxes                                 2,150               2,114
  Amortization                                    -                 2,021
  Other                                         1,378                 883
  Travel and mileage                           24,413                 414
                                           ----------          ----------
                                           $  249,979          $   78,089
                                           ==========          ==========



        See Independent Auditors' Report on Supplement Information.

<PAGE 17>

ITEM 7.	FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION
                             (CONTINUED)

(a)	Financial Statements of Business Acquired (Continued)


                  REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




TO THE BOARD OF DIRECTORS OF AURORA TECHNOLOGY, INC.

We have audited the accompanying balance sheet of Aurora Technology, Inc. as of December 31, 2001, and the related statement of income, retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aurora Technology, Inc. as of December 31, 2001, and the results of its operations and its cash flows for the year then ended in conformity with the accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Pasquesi Sheppard LLC

Pasquesi Sheppard LLC

March 1, 2002





AURORA TECHNOLOGY, INC.

FINANCIAL STATEMENTS
DECEMBER 31, 2001

<PAGE 18>

BALANCE SHEET
FOR THE YEAR ENDED DECEMBER 31, 2001


                                  ASSETS


CURRENT ASSETS:
  Accounts receivable,
    less allowance of $13,000                                  $   85,928
  Prepaid expenses                                                  7,350
  Inventories                                                      64,713
                                                               ----------

        Total current assets                                   $  157,991

PROPERTY AND EQUIPMENT, at cost:
  Office equipment & software              $   93,740
  Manufacturing & engineering equipment        29,276
                                           ----------
                                           $  123,016
Less - Accumulated depreciation                19,170             103,846
                                           ----------

Product development, less accumulated
  amortization of $40,116                                           8,023
                                                               ----------
                                                               $  269,860
                                                               ==========



                     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Bank overdraft  	                                      $    39,257
  Current portion of long term debt                               858,326
  Accounts payable                                                171,051
  Accounts payable - stockholders                                  58,852
  Accrued expenses                                                    409
  Accrued interest                                                292,612
                                                              -----------
        Total current liabilities                             $ 1,420,957
                                                              -----------

LONG TERM DEBT, less current
  portion shown above                                         $   615,000
                                                              -----------

STOCKHOLDERS' EQUITY:
  Common stock, no par value;
    10,000,000 shares authorized;
    2,663,836 shares issued and
    outstanding                                               $    26,638

  Additional paid in capital                                    1,084,436

  Accumulated deficit -
    Balance, beginning of period           $(2,266,069)
    Net loss for the period                   (611,102)        (2,877,171)
                                           -----------        -----------

        Total stockholders' deficit                           $(1,766,097)
                                                              -----------
                                                              $   269,860
                                                              ===========


     The accompanying notes are an integral part of this balance sheet.

<PAGE 19>

STATEMENT OF INCOME
DECEMBER 31, 2001


NET SALES                                                     $  380,762

COST OF GOODS SOLD                                            $  421,896
                                                              ----------

    Gross loss                                                $  (41,134)

SELLING AND ADMINISTRATIVE EXPENSES                              442,550
                                                              ----------

    Loss from operations                                      $ (483,684)
                                                              ----------

OTHER EXPENSE:

  Interest Expense                                            $  119,244
  Loss on disposal of assets                                       8,174
                                                              ----------
                                                              $  127,418

    Net loss                                                  $ (611,102)
                                                              ==========



   The accompanying notes are an integral part of this financial statement.

<PAGE 20>

STATEMENT OF CASH FLOWS
DECEMBER 31, 2001


CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                    $ (611,102)
  Adjustments to reconcile net income
    to net cash used for operating
    activities -
      Loss on disposal of assets                                   8,174
      Depreciation                                                19,163
      Amortization                                                16,046
      Impact on cash as a result of
        changes in -
            Receivables                                           24,395
            Inventories                                           20,488
            Prepaid expenses                                      (1,988)
            Bank overdraft                                        37,279
            Accounts payable                                      14,405
            Accrued expenses                                     (44,379)
            Accrued interest                                     101,833
                                                              ----------
              Net cash used for investing
                activities                                    $ (415,636)
                                                              ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property & equipment                            $  (41,098)
                                                              ----------

              Net cashed used for investing
                activities                                    $  (41,098)
                                                              ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of stock	                                      $  327,674
  Loans from officers stockholders'                              182,060
  Repayment of loans from
    officers/stockholders                                        (53,000)
                                                              ----------
              Net cash used for financing
                activities                                    $  456,734
                                                              ----------

              Net change in cash                              $      -

CASH, BEGINNING OF PERIOD                                            -
                                                              ----------

CASH, END OF PERIOD	                                      $      -
                                                              ==========


                       OTHER SUPPLEMENTARY INFORMATION


Cash paid during the period for interest                      $   13,873
                                                              ==========


   The accompanying notes are an integral part of this financial statement.

<PAGE 21>

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2001

1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

	Aurora Technology, Inc. (the "Company") was incorporated in October 1994 under the laws of the State of Minnesota. The Company was formed to design, manufacture and sell medical electronic diagnostic and clinical workstations that locate, acquire, display and enhance radiological images from x-rays, computerized tomography scans, magnetic resonance imaging scans, ultrasound scans and other radiological modalities. The Company markets its products to hospitals and clinics throughout the world.

	Summary of Significant Risks and Uncertainties, Going Concern
	-------------------------------------------------------------
	Assessment and Concentrations -
	-----------------------------

	Going Concern Uncertainty
	-------------------------
	Near the inception of the business, the Company acquired technology to build computerized filmless x-ray diagnostic medical workstations, and entered into an exclusive license from Laboratory Automation, Inc., an unrelated entity. The Company improved the design of the workstation to make it compatible with medical networks and other diagnostic equipment and named the system the Sunrise System.

	During 1999, the Company refocused its efforts to development of its next generation Windows-based product, the EOS System, which replaced the Sunrise System in early 1999. The Company also decided to focus on CRT and MRI applications and shift to targeting sales efforts on radiology and other medical clinics, in addition to hospitals. To help finance the EOS system development, the Company obtained a $100,000 loan from Minnesota Technology, Inc., an organization that promotes technological development in Minnesota. During 2000, the Company developed software that will provide physicians and other medical professionals with the ability to read and save radiology images over the internet.

	The Company has incurred losses since inception aggregating approximately $2,884,000 and had a deficit in working capital of approximately $1,069,000 and a deficit in stockholders' equity of approximately $1,773,000 as of December 31, 2001. The Company's continued existence is dependent on raising additional equity or debt financing, as well as developing distribution channels for its products. The financial statements do not include any adjustments relating to the recoverability and classification of assets or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

Inventories -
-----------

	Inventories are stated at the lower cost or market, determined by the first-in, first-out (FIFO) method.

Property and Equipment -
----------------------

	Property and equipment are stated at cost. Depreciation of property and equipment is computed over the estimated useful lives of the assets by the straight-line method for financial reporting purposes, and by accelerated methods for income tax purposes, over the following estimated useful lives:

                                  Estimated Useful Life
                                  ---------------------

  Office equipment                          3 - 7 years
  Engineering equipment                        5 years

<PAGE 22>

Income Taxes -
------------

	The Company has elected to be treated as an S-Corporation for income tax purposes. Therefore, revenues and expenses pass through to the stockholders for inclusion in their individual income tax returns. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Use of Estimates -
----------------

	In preparing financial statements in conformity with U.S. generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Software Development Costs and Research Development Expense -
-----------------------------------------------------------

	Costs incurred internally in creating computer software are charged to expense when incurred as research and development until technological feasibility has been established. Technological feasibility is established upon completion of a detail program design or, in its absence, completion of a working model. Thereafter, all software and hardware production costs are capitalized and subsequently reported at the lower of unamortized cost or net realizable value. Capitalized costs are amortized over the period that expected future revenues will be generated for each product, with minimum amortization over the product's estimated useful life. Total capitalized costs related to the EOS System were $48,000 in 1999, which are being amortized over an estimated useful life of 36 months. Amortization expense for the year ended December 31, 2001 was $16,046.

2	INVENTORIES:

	Inventories at December 31, 2001 consisted of the following:

	  Raw materials                  $   17,521
	  Finished goods                     47,192
                                       ----------
                                       $   64,713
                                       ==========

<PAGE 23>

3	LONG-TERM DEBT:

	Long-term debt consists of the following at December 31, 2001:

Notes Payable -
-------------


Note payable to a bank at 6% due on April 1, 2002.
  The note is secured by substantially all assets
  of the Company, and is guaranteed by a stockholder.         $   20,000

Note payable to a bank at 8% due on February 15,
  2002. The note is secured by substantially all
  assets of the Company, and is guaranteed by a
  stockholder.                                                    15,000

Notes payable to trusts of which a stockholder of
  the Company is a trustee.  These notes bear interest
  at 8% and are due November 30, 2002.  These notes are
  unsecured.                                                     100,000

Note payable - Minnesota Technology, Inc. dated
  June 30, 1998, non-interest bearing, unsecured,
  payments equal to 2% of the Company's gross
  annual sales during the most recent fiscal year,
  payable on a quarterly basis beginning January 2002.           100,000

Note payable to vendor with interest at 10% due
  October 31, 1999, unsecured.  The Company is in
  default at December 31, 2001.                                   14,000

Notes payable to an individual with interest
  at 8.5%.  These notes were due August 15, 2001.
  The Company is in default at December 31, 2001.                100,000
                                                              ----------
                                                              $  349,000

        Less current maturities                                  349,000
                                                              ----------
        Long-term debt                                        $      -
                                                              ----------


<PAGE 24>

Notes payable - Stockholders
----------------------------


Notes payable to stockholders bearing interest at
  8%-16% due on demand.  These notes are unsecured.           $  499,326
                                                              ----------

Convertible Subordinate Debentures
----------------------------------

These debentures bear interest at 8.5% payable
  semi-annually on March 1 and August 31, principal
  originally due August 31, 2001.  All but one
  debenture for $10,000 has been extended to
  December 31, 2003.  The Company may prepay all
  or any part of the debentures at any time, or
  can elect to defer the payment of any interest
  due; however, additional interest at 8.5% will
  accrue on any deferred interest.  Series 1998
  and 2000 debentures are convertible into common
  stock prior to full repayment by the Company at
  the rate of one common share for each $.85 of
  principal and deferred interest converted.
  Subordinated to all other debt.
      Series 1998 debentures payable
        - stockholders                                           365,000
      Series 1998 debentures payable
        - other individuals                                      160,000
      Series 2000 debentures payable
        - other individuals                                      100,000
                                                              ----------
                                                              $  625,000

            Less current maturities                               10,000
                                                              ----------
            Long-term debt, net                               $  625,000
                                                              ==========

          Total long-term debt                                $1,473,326

            Less current maturities                              858,326
                                                              ----------

            Long-term debt                                    $  615,000
                                                              ==========

Maturities of long-term debt are as follows:

                                              2002            $  858,326
                                              2003               615,000
                                                              ----------
                                                              $1,473,326
                                                              ==========


4	RELATED PARTY TRANSACTIONS:

	Accrued Interest Payable - Stockholders -
	---------------------------------------

	Accrued interest to stockholders is $234,228 at December 31, 2001.

<PAGE 25>

	Credit Card Debt -
	----------------

	Accounts payable at December 31, 2001 included credit card debt of $13,244. The Credit card debt is guaranteed by an officer of the Company and bears interest at 20% and are included in accounts payable.

5	LEASE COMMITMENTS:

	The Company leases its office and warehouse facilities on a month-to-month basis. Rent expense was $18,000 in 2001.

6	STOCK OPTIONS AND WARRANTS:

Stock Warrants -
--------------

	The Company had the following stock warrants outstanding at December 31, 2001:


The Company had the following stock warrants outstanding at December 31, 2000:

        Date          Expiration        Exercise        Number of
       Issued            Date            Price           Shares
     ----------       ----------        --------        ---------

       1/1/1998       12/30/2003          $.75            66,668
     11/23/1999       11/23/2004          $.50            50,000
     12/15/1999       12/23/2004          $.50            50,000
     12/31/1999       12/31/2004          $.50            82,000
      1/15/2000        1/15/2005          $.50            15,000
      1/17/2000        1/17/2005          $.50            80,000
      2/15/2000        2/15/2005          $.50            50,000


All warrants are fully vested as of December 31, 2001.

Stock Option Plans -
------------------

	The Company adopted stock option plans in 1996, 1998 and 2000 which provide qualified and non-qualified stock options for key employees and associates. The plans allow for the issuance of options on stock appreciation rights for up to 1,900,000 shares of the Company's common stock. The exercise price of options under the plans is the fair market value at the grant date, as determined by management of the Company. These options expire during 2001, 2003, 2004 and 2005. The company has not recorded any compensation costs associated with the options granted because it estimates the fair value of the options to be nominal.

<PAGE 26>


	At December 31, 2001, the Company had the following options outstanding:

                     1996 Plan       1998 Plan      2000 Plan
                   ------------    ------------   ------------

Options Available             -        450,000       1,000,000
Options
  outstanding and
  exercisable:
Beginning of year       450,000        450,000       1,000,000

Granted                       -              -               -
Exercised                     -              -               -
Forfeited               450,000              -               -
                   ------------   ------------    ------------
End of year                   -        450,000       1,000,000
                   ============   ============    ============

Exercise Price     $.25 to $.75   $.85 to $.94    $.85 to $.94
                   ============   ============    ============



Additional information regarding options outstanding as of December 31, 2001 are as follows:


                            Weighted   Weighted                 Weighted
    Range of                 Average    Average                  Average
    Exercise     Number of  Exercise   Remaining    Number      Exercise
     Price        Options    Price       Life     Exercisable     Price
  ------------------------------------------------------------------------

  $.85 to $.94   1,450,000     $0.90       3.14    1,450,000      $0.90



7	STOCKHOLDER AGREEMENT:

	The Stockholders of the Company have agreed to be bound by the terms of a stockholder agreement (the Agreement). The Agreement stipulates that all shares of stock may not be sold, assigned, transferred, encumbered or otherwise disposed of except in accordance with the Agreement, or with the prior written consent of all other stockholders. In the event of death of a stockholder, voluntary transfer, or involuntary transfer, the Company has the right to purchase the shares at the current fair market value as determined by management of the Company. The purchasing company or stockholder may defer up to 75% of the purchase price if at least 25% of the purchase price is paid in cash. The remaining unpaid portion could then be satisfied by issuance of a promissory note.

	The Agreement also identifies specific rights of the Stockholders and other matters such as the Company's intent to take actions to maintain its election to be treated as an S-Corporation.

<PAGE 27>

8	LICENSE AGREEMENT:

	The Company is a non-exclusive license holder of certain patents, copyrights, proprietary information and intellectual property owned by Laboratory Automation, Inc. (LAI) as evidenced by a license agreement dated July 27, 1998. Under terms of the license agreement, as amended, the Company is obligated to pay royalties on future product sales. The royalties are $2,750 on the sale of a six monitor Sunrise workstation. The royalty is computed based on specific amounts per workstation sold which incorporate components designed or created by LAI.

	Royalty payments specified by the license agreement continue until the earlier of the expiration date of the agreement, January 26, 2003, or upon payment by the Company of aggregate royalties of $1,000,000.

	Management is in the process of negotiating with LAI for a release from the license agreement since the Sunrise System has been abandoned and the new EOS System is substantially different than the patents, copyrights, proprietary information and intellectual property licensed from LAI. The Company may be required to pay LAI additional compensation to terminate the license agreement and assure that the Sunrise System is not subject to the royalty provisions of the agreement. As of December
31, 2001, there has been no expense or accrued liability recorded for the additional payments, if any, that will be made to LAI since the outcome of this matter is not determinable and cannot be estimated.

<PAGE 28>

ITEM 7.	FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION
                             (CONTINUED)

(a)	Financial Statements of Business Acquired (Continued)


                          AURORA TECHNOLOGY, INC.
                                BALANCE SHEET

                                                               March 31,
                                                                 2002
                                                              (Unaudited)
                                                              -----------
                                    ASSETS

Current assets:
  Cash...................................................... $        -
  Accounts receivable, net of allowance for doubtful
    accounts of $13,000.....................................      112,108
  Inventory.................................................       50,366
  Prepaid expenses..........................................        7,350
                                                              -----------
Total current assets........................................      169,824
                                                              ===========
Property and equipment:
  Manufacturing and engineering equipment...................       29,463
  Office equipment and software.............................       94,312
                                                              -----------
                                                                  123,775
  Less accumulated depreciation.............................       24,724
                                                              -----------
Net property and equipment..................................       99,051
Purchased and developed software, net of accumulated
  amortization of $44,128...................................        4,011
                                                              -----------
Total assets................................................  $   272,886
                                                              ===========



                     LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Bank Overdraft............................................  $    35,920
  Accounts payable..........................................      193,619
  Interest payable..........................................      195,170
  Other accrued liabilities.................................       28,945
  Notes payable.............................................      237,500
                                                              -----------
Total current liabilities...................................      871,154
                                                              -----------
Notes payable...............................................      615,000
                                                              -----------
  Total liabilities.........................................    1,486,158
Shareholders' equity
  Common stock , no par value:  10,000,000 shares
    authorized; 3,563,900 shares issued and outstanding.....       35,639
  Additional paid-in capital................................    1,690,453
  Accumulated deficit.......................................   (2,939,364)
                                                              -----------
Total shareholders' equity..................................   (1,213,272)
                                                              -----------
Total liabilities and shareholders' equity..................  $   272,882
                                                              ===========


<PAGE 29>


                           AURORA TECHNOLOGY, INC.
                            STATEMENTS OF INCOME
                                (Unaudited)

                                                 Three Months Ended
                                                      March 31,
                                           -----------------------------
                                               2002              2001
                                           ----------         ----------

Net sales................................  $  220,860         $   60,093
Cost of Goods Sold.......................      10,474             60,866
                                           ----------         ----------
Gross profit (loss)......................      (5,966)              (773)
                                           ----------         ----------
Operating expenses:
  Engineering............................      63,523             49,861
  Sales and marketing....................     114,884             23,329
  General and administrative.............      72,223             53,355
                                           ----------         ----------
Total operating expenses.................     250,630            126,545
                                           ----------         ----------
Loss from operations.....................     (40,244)          (127,318)
                                           ----------         ----------

Interest expense.........................     (21,947)           (27,965)

Net income (loss)........................  $  (62,191)        $ (155,283)
                                           ==========         ==========



                          AURORA TECHNOLOGY, INC.
                          STATEMENTS OF CASH FLOWS
                                (Unaudited)

                                                 Three Months Ended
                                                      March 31,
                                           -----------------------------
                                               2002              2001
                                           ----------         ----------

  Net cash used in operating activities..  $ (170,096)        $  (26,559)

Cash flows from investing activities:
  Purchases of property and equipment....        (759)              (931)
                                           ----------         ----------
Net cash used in investing activities....        (759)              (931)
                                           ----------         ----------
Cash flows from financing activities:
  Proceeds from short term loans.........    (440,826)            31,125
  Proceeds from sale of common stock.....     615,018                -
                                           ----------         ----------
Net cash provided by financing activities     174,192             31,125
                                           ----------         ----------

Net increase in cash and cash equivalents       3,337              3,635
Cash and cash equivalents, beginning of
  period.................................     (39,257)            (1,978)
                                           ----------         ----------
Cash and cash equivalents, end of period.  $  (35,920)        $    1,656
                                           ==========         ==========



Supplemental Disclosures of Cash
  Flow Information:
  Cash paid for interest................  $                   $


<PAGE 30>

                       PRO FORMA FINANCIAL INFORMATION

	On May 22, 2002, Signal Stream, Inc., a wholly-owned subsidiary of the Merge Technologies Incorporated ("Merge") acquired the assets of Aurora Technology, Inc. ("Aurora"). The purchase price consisted of $100,000 and 93,901 common shares at an average price of $7.497 per share. In addition, $29,000 in acquisition expenses were incurred. The acquisition was accounted for using the purchase method.

	The following unaudited pro forma summary presents the consolidated balance sheets as of March 31, 2002, and the results of operations for the year ended
December 31, 2001 and the three months ended March 31, 2002 assuming the Aurora acquisition had occurred as of January 1 of each year.  These amounts are based upon certain assumptions and estimates and do not necessarily represent results that would have occurred if the acquisition had taken place on the basis assumed above, nor are they indicative of the results of future combined operations.


               MERGE TECHNOLOGIES INCORPORATED AND SUBSIDIARIES
                    PRO FORMA CONSOLIDATED BALANCE SHEET
                                 (in thousands)
                                  (Unaudited)

                              Merge         Aurora                      Merge
                             March 31,     March 31,      Pro forma    Pro forma
                               2002          2002        Adjustments   Combined
                             ---------      ---------    -----------   ---------

Current assets:
  Cash..................     $   1,407      $       -    $    (100)a   $   1,307
  Inventory.............           504             51            -           555
  Other current assets..         3,638            119            -         3,757
                             ---------      ---------    ---------      --------
Total current assets....         5,549            170         (100)        5,619

Net property and
  equipment.............           751             99          (69)b         781
Purchased and developed
  software, net of
  accumulated amortization
  of $5,303,014 at
  March 31, 2002........         4,045              4           (4)c       4,045
Goodwill................           355              -          629 d         984
Other...................           363              -            -           363
                             ---------      ---------    ---------     ---------
Total assets............     $  11,063      $     273    $     456     $  11,792
                             =========      =========    =========     =========

Current liabilities.....     $   2,428      $     871    $    (842)e   $   2,457
Long-term liabilities...         1,550            615         (615)f       1,550
  Total shareholders'
     equity.............         7,085         (1,213)       1,913 g       7,785
                             ---------      ---------    ---------      --------
  Total liabilities
    and shareholders'
    equity..............     $  11,063      $     273    $     456      $ 11,792
                             =========      =========    =========      ========


a)  Represents $100,000 paid as part of the purchase price

b) Represents the write down of Aurora assets and removal of the book value of $61,000 of a trade show booth not included in the asset purchase agreement

<PAGE 31>

c)  Represents the remaining development capitalized by Aurora

d) Represents the allocation of the purchase price in excess of the fair value of the assets acquired, as follows:


     Cash                                 $100,000
     Stock                                $700,000
     Acquisition costs                    $ 29,000
                                          --------
     Purchase Price                       $829,000
     Fair value of assets acquired        $200,000
                                          --------
     Goodwill and intangibles             $629,000


e) Elimination of Aurora's current liabilities and accrual of $29,000 acquisition costs

f) Elimination of Aurora's shareholder's equity and recording of the $700,000 of stock issued as part of the purchase price


               MERGE TECHNOLOGIES INCORPORATED AND SUBSIDIARIES
                       2001 PRO FORMA INCOME STATEMENT
                  (in thousands, except for share data)
                                 (Unaudited)

                                                                        Merge
                                                          Pro forma    Pro forma
                               Merge         Aurora      Adjustments   Combined
                             ---------      ---------    -----------   ---------

Net sales...............     $  15,741           381           ---     $  16,122
Net income..............         1,271          (611)         (119)a         541

Net income available
  to common shareholders
  - basic...............     $   1,086       $  (661)    $    (119)    $     356

Net income per share
  - basic...............     $    0.18                                 $    0.06
Weighted average number
  of common shares
  outstanding - basic...     6,178,821         93,901                  6,272,222

Net income available to
  common shareholders -
  diluted...............     $   1,130       $  (611)     $   (119)    $     400

Net income per share
  - diluted.............     $    0.15                                 $    0.05
Weighted average number
  of common shares
  outstanding - basic...     7,310,731        93,901                   7,404,632



a)          28,000     Amortization of intangibles related to the acquisition
           (16,000)    Remove Aurora development amortization
           (12,000)    Amortization difference on PP&E
          (119,000)    Remove interest expense related to Aurora's notes payable
          ---------
          (119,000)    Total pro forma adjustment


<PAGE 32>


               MERGE TECHNOLOGIES INCORPORATED AND SUBSIDIARIES
         THREE MONTHS ENDED MARCH31, 2002, PRO FORMA INCOME STATEMENT
                  (in thousands, except for share data)
                                 (Unaudited)

                                                                         Merge
                                                          Pro forma     Pro forma
                               Merge         Aurora      Adjustments    Combined
                             ---------      ---------    -----------   ----------

Net sales...............     $   4,535           221                   $    4,756
Net income..............           704           (62)          (22)b          620

Net income available
  to common shareholders
  - basic...............           693           (62)          (22)    $      609

Net income per share
  - basic...............          0.09                                       0.08
Weighted average number
  of common shares
  outstanding - basic...     7,460,950        93,901                    7,554,851

Net income available to
  common shareholders -
  diluted...............           704          (62)          (22)     $      620

Net income per share
  - diluted.............          0.07                                       1.06
Weighted average number
  of common shares
  outstanding - basic...     9,981,636        93,901                   10,075,537



a)           7,000     Amortization of intangibles related to the acquisition
            (4,000)    Remove Aurora development amortization
            (3,000)    Amortization difference on PP&E
           (22,000)    Remove interest expense related to Aurora's notes payable
          ---------
           (22,000)    Total proforma adjustment


<PAGE 33>

                                 SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      MERGE TECHNOLOGIES INCORPORATED



Date:  July 29, 2002                  By:  /s/ Richard A. Linden
                                           --------------------------------
                                           Richard A. Linden
                                           President and Chief
                                           Executive Officer



Date:  July 29, 2002                  By:  /s/ Colleen M. Doan
                                           --------------------------------
                                           Colleen M. Doan
                                           Chief Financial Officer,
                                           Treasurer and Secretary

<PAGE 34>